EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation

Chambersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-169186) and Forms S-8 (No. 333-117604, No. 333-90348 and No. 333-193655) of our reports dated March 10, 2014, relating to the consolidated financial statements and the effectiveness of Franklin Financial Services Corporation’s internal control over financial reporting appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania
March 10, 2014